Exhibit 99.1

Trinseo Launches Previously Announced Exchange Offer and Consent Solicitation

WAYNE, PA – December 16, 2024 – Trinseo PLC (NYSE: TSE), a specialty material solutions provider (“Trinseo” or the “Company”), today announced that its subsidiaries, Trinseo Luxco Finance SPV S.à r.l. and Trinseo NA Finance SPV LLC (the “New Issuers”), have commenced a private offer to exchange (the “Exchange Offer”) any and all of the outstanding 5.125% Senior Notes due 2029 issued by the Existing Issuers (as defined herein) (the “Existing Notes”) in exchange for new 7.625% Second Lien Senior Secured Notes due 2029 (the “New Notes”) of the New Issuers. For each $1,000 principal amount of Existing Notes validly tendered prior to the expiration of the Exchange Offer, holders will be eligible to receive $850 principal amount of New Notes. The New Notes will have a coupon of 7.625% and will mature on May 3, 2029.

Simultaneously with the Exchange Offer, other Company subsidiaries, Trinseo Holding S.à r.l., and Trinseo Materials Finance, Inc. (the “Existing Issuers”), are conducting a solicitation of consents (the “Consent Solicitation”) with respect to certain amendments (the “Proposed Amendments”) to the indenture governing the Existing Notes. The Proposed Amendments will eliminate or waive substantially all of the restrictive covenants contained in the indenture governing the Existing Notes, eliminate certain events of default, releases the existing guarantees of the Existing Notes and modify or eliminate certain other provisions. The Proposed Amendments will be set forth in a supplemental indenture and subject to, among other things, the receipt of consents of the holder of more than 50% in aggregate principal amount of the Existing Notes. The supplemental indenture is expected to be executed promptly after the deadline for withdrawal.

The Exchange Offer and Consent Solicitation are being made upon the terms and conditions set forth in the confidential Offering Memorandum and Consent Solicitation Statement (the “Offering Memorandum”) dated December 16, 2024. The Exchange Offer will expire at 5:00 p.m., New York City time, on January 15, 2025, subject to being amended or extended. Existing Notes may be validly withdrawn and consents may be revoked at any time on or prior to 5:00 p.m., New York City time, on January 2, 2025, but not thereafter, unless extended.

The Exchange Offer is only being made, and copies of the Offering Memorandum will only be made available, to holders of the Existing Notes that have certified in an eligibility letter as to certain matters, including their status as either (1) a “qualified institutional buyer” under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (2) a person who is not a “U.S. person” as defined under Regulation S under the Securities Act. Requests for copies of this eligibility letter, the Offering Memorandum or other offering documents may be directed to the exchange and information agent, D.F. King & Co., Inc., at: (800) 791-3319 (toll free), (212) 269-5550 (for banks and brokers); by email at trinseo@dfking.com; or by mail, overnight courier or by hand at D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005.

The New Notes will be jointly and severally unconditionally guaranteed by the Company, and certain of the Company’s direct and indirect subsidiaries organized in the United States, Luxembourg, Belgium, Germany, Indonesia, Taiwan and Switzerland. The New Notes and related guarantees will, subject to permitted liens and other limitations, be secured by certain second-priority security interests in the equity interests of the New Issuers, the assets of certain of the guarantors of the New Notes and substantially all of the assets of Altuglas LLC and Aristech Surfaces LLC, each an indirect subsidiary of the Company (and with respect to certain other assets of Trinseo Europe GmbH, a third or fourth-priority security interest, as applicable).

The consummation of the Exchange Offer and the Consent Solicitation is subject to and conditioned upon, among other things, more than 50% of the aggregate principal amount of the Existing Notes participating in the Exchange Offer and delivering consents to the Proposed Amendments. As previously disclosed, Trinseo and certain of its subsidiaries entered into a transaction support agreement (the “Support Agreement”) with certain holders and lenders of Trinseo’s outstanding senior notes and term loans, including holders of the Existing Notes representing approximately 74% of the aggregate principal amount outstanding of the Existing Notes (such holders of Existing Notes, the “Supporting Holders”). Pursuant to the Support Agreement, the Supporting Holders agreed, among other things and subject to the terms and conditions set forth therein, to tender in the Exchange Offer their Existing Notes in exchange for New Notes and deliver their consents for the Proposed Amendments in the Consent Solicitation.

Holders may not tender their Existing Notes pursuant to the Exchange Offer without delivering a consent with respect to such Existing Notes tendered pursuant to the Consent Solicitation, and holders may not deliver their consents pursuant to the Consent Solicitation without tendering the related Existing Notes pursuant to the Exchange Offer. No consideration will be paid for consents in the Consent Solicitation.

The following table describes certain terms of the exchange offer:

Title of Existing Notes	CUSIP Numbers or ISINs	Outstanding Principal Amount	Exchange Consideration(1)
5.125% Senior Notes due 2029	144A: 89668Q AF5 / US89668QAF54 Reg S: L9339W AE9 / USL9339WAE95	$447,000,000	$850 Principal Amount of New Notes per $1,000 Principal Amount of Existing Notes

(1)            Consideration in the form of principal amount of New Notes per $1,000 principal amount of Existing Notes that are validly tendered and accepted for exchange, subject to any rounding. Excludes accrued and unpaid interest on such Existing Notes from and including the last interest payment date on such Existing Notes to, but excluding, the settlement date of the Exchange Offer, which will be paid in the form of cash, in addition to the Exchange Consideration, as applicable.

The New Notes will not be registered under the Securities Act, or any other applicable securities laws and, unless so registered, the New Notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof. Accordingly, the New Notes are being offered and issued only (i) to persons reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (ii) to non-“U.S. persons” who are outside the United States (as defined in Regulation S under the Securities Act). Non U.S.-persons may also be subject to additional eligibility criteria.

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell or the solicitation of tenders or consents. The Exchange Offer and the Consent Solicitation are only being made pursuant to the Offering Memorandum. The Exchange Offer and the Consent Solicitation are not being made to holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The Exchange Offer and Consent Solicitation are being made solely pursuant to the Offering Memorandum, which more fully set forth and govern the terms and conditions of the Exchange Offer and Consent Solicitation. The Offering Memorandum contains important information and should be read carefully before any decision is made with respect to the Exchange Offer or Consent Solicitation.

Goldman Sachs & Co. LLC is acting as the dealer manager and solicitation agent in connection with the Exchange Offer and the Consent Solicitation.

About Trinseo

Trinseo (NYSE: TSE), a specialty material solutions provider, partners with companies to bring ideas to life in an imaginative, smart and sustainably focused manner by combining its premier expertise, forward-looking innovations and best-in-class materials to unlock value for companies and consumers.

From design to manufacturing, Trinseo taps into decades of experience in diverse material solutions to address customers’ unique challenges in a wide range of industries, including building and construction, consumer goods, medical and mobility.

Trinseo’s employees bring endless creativity to reimagining the possibilities with clients all over the world from the company’s locations in North America, Europe and Asia Pacific. Trinseo reported net sales of approximately $3.7 billion in 2023.

Cautionary Note on Forward-Looking Statements

This press release contains certain forward-looking statements, including without limitation, statements concerning plans, objectives, goals, projections, forecasts, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like “expect,” “anticipate,” “believe,” “intend,” “forecast,” “estimate,” “see,” “outlook,” “will,” “may,” “might,” “tend,” “assume,” “potential,” “likely,” “target,” “plan,” “contemplate,” “seek,” “attempt,” “should,” “could,” “would” or expressions of similar meaning. Examples of forward-looking statements include, without limitation, statements concerning our ability to consummate the Exchange Offer and Consent Solicitation, the timing of the transactions and other statements which are not statements of historical facts. Forward-looking statements reflect management’s evaluation of information currently available and are based on the Company’s current expectations and assumptions regarding its business, the economy, its current indebtedness, accessibility of debt markets, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Specific factors that may cause future results to differ from those expressed by the forward-looking statements, or otherwise impact performance or other predictions of future actions have, in many but not all cases, been identified in connection with specific forward-looking statements. Factors that might cause future results to differ from those expressed by the forward-looking statements include, but are not limited to, our ability to successfully consummate the Exchange Offer and the Consent Solicitation; the occurrence of any event, change or other circumstance that could give rise to the termination of the previously-announced transaction support agreement; ability to satisfy closing conditions to the completion of the transactions contemplated by the transaction support agreement; the Company’s ability to achieve the anticipated benefits from the transactions contemplated by the transaction support agreement; other risks related to the completion of the transactions contemplated by the transaction support agreement and actions related thereto; our ability to successfully implement proposed restructuring initiatives, including the closure of certain plants and product lines, and to successfully generate cost savings through restructuring and cost reduction initiatives; our ability to successfully execute our business and transformation strategy; the timing of, and our ability to complete, a sale of our interest in Americas Styrenics; increased costs or disruption in the supply of raw materials; deterioration of our credit profile limiting our access to commercial credit; increased energy costs; compliance with laws and regulations impacting our business; any disruptions in production at our chemical manufacturing facilities, including those resulting from accidental spills or discharges; conditions in the global economy and capital markets; our current and future levels of indebtedness and our ability to service, repay or refinance our indebtedness; our ability to meet the covenants under our existing indebtedness; our ability to generate cash flows from operations and achieve our forecasted cash flows; and those discussed in our Annual Report on Form 10-K filed with the SEC on February 23, 2024, under Part I, Item 1A – Risk Factors, our Quarterly Report on Form 10-Q filed with the SEC on November 7, 2024, and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, the Company’s actual results, performance or achievements may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this Current Report are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Trinseo Contact: Bee van Kessel
Tel : +41 44 718 3685
Email: bvankessel@trinseo.com

# # #